Exhibit 1.01

Quotient Limited

Conflict Minerals Report

For The Year Ended December 31, 2021

This Conflict Minerals Report (“Report”) is provided by Quotient Limited (together with its consolidated subsidiaries, the “Company,” “we,” “us” and “our”) pursuant to Rule 13p-1 under the Securities and Exchange Act of 1934, as amended, and related guidance published by the Securities and Exchange Commission (the “Rule”). As defined by the Rule, and for purposes of this Report, conflict minerals are cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (tin, tantalum, tungsten and gold collectively are referred to as “3TG”).

This Report has been prepared by management and supply chain personnel of the Company. The Company is not required to obtain and did not obtain an independent private sector audit of this Report. Factors that could affect the accuracy of statements in this Report include, but are not limited to: (a) incomplete or inaccurate data provided by our suppliers, and (b) incomplete or inaccurate information concerning the smelters and/or refiners in our supply chain that process conflict minerals, such as with respect to their conformance to an industry certification or lack thereof.

1. Company Overview

We are a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. We are developing MosaiQ, our proprietary technology platform, to better address the comprehensive needs of the global transfusion diagnostics market. Our principal executive offices are located at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

2. Description of Covered Products

The Company conducted an analysis of its products and determined that the composition of its MosaiQ product includes one or more of the conflict minerals and 3TG, each of which is necessary to MosaiQ’s functionality.

3. Due Diligence

Based on a reasonable country of origin inquiry (“RCOI”), we were unable to reasonably conclude that all of the necessary conflict minerals referenced above did not originate in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”) or come from recycled or scrap sources.

The Company first began to commercialize MosaiQ in 2020 and, in accordance with the Rule, the Company is continuing its diligence on the source and chain of custody of its conflict minerals using the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Guidance”).

OECD: Step 1: Establish a strong management system

•

Individuals from the Company with relevant expertise performed an assessment of its products and product components and the role that relevant suppliers play throughout the Company’s manufacturing and product delivery processes.

•	This team oversaw the Company’s diligence on conflict minerals sourcing.

OECD: Step 2: Risk Identification and Assessment / Identifying supply chain risk

•

The Company initially defined the scope of its conflict minerals due diligence by identifying, contacting and requesting relevant information from its suppliers that provided products or product components for products manufactured by the Company in 2021 that are likely to contain the necessary conflict minerals.

•

The Company adopted the conflict minerals reporting template (“CMRT”) standardized by the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative, and which began as a joint effort between the Responsible Business Alliance, formerly known as the Electronic Industry Citizenship Coalition, and the Global e-Sustainability Initiative. The Company required that each of its relevant suppliers provide the information included within the CMRT, which elicits information relating to the following:

•	whether conflict minerals within the products or product components supplied to the Company originate from a Covered Country;

•	whether such minerals come from a recycler or scrap supplier;

•	whether the applicable supplier requests and has received completed CMRT’s from all of its sub-suppliers;

•	whether the supplier has identified the applicable smelters it and its sub-suppliers use to supply products or product components to the Company, and, if so, the identity of such smelters;

•	whether the supplier has a policy in place that includes conflict-free sourcing;

•	whether the supplier requires its sub-suppliers to be conflict-free;

•	whether the supplier has implemented due diligence measures for conflict-free sourcing; and

•	whether the supplier verifies the due diligence materials received from its sub-suppliers, and, if so, whether this process includes corrective action management.

•	The Company reviews the information provided by its suppliers to determine completeness, assess reasonableness, and attempts to identify inconsistencies and inaccuracies.

•

Should the Company receive any problematic responses, the Company intends to seek to obtain clarifications or additional information and update the information provided. The Company expects periodically to obtain updated CMRT’s from suppliers.

OECD Step 3: Strategy to respond to identifying risks / Implementing strategy to address that risk

•

The Company seeks to establish and maintain long-term relationships with its key suppliers. However, the Company intends to further communicate to its suppliers the Company’s expectation that suppliers should detect and minimize the knowing procurement of materials that are not conflict-free (if conflict-free sources are reasonably available). In such instances, the Company may request the supplier to commit to devise and undertake appropriate correction action to move to a conflict-free source, or it may consider other appropriate sources for the product.

OECD Step 4: Smelter audits / Independent auditing of smelters

•

The Company does not have any direct relationships with the smelters or refiners that process the necessary conflict minerals, and it does not perform or direct audits of these entities within its supply chain.

OECD Step 5: Report on supply chain due diligence / Inherent limitations on due diligence measures

•

The Company does not obtain conflict minerals directly from mines, smelters or refiners. The Company is an indirect purchaser of the necessary conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the conflict minerals in its products. The Company seeks data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. Thus, the Company relies on its direct material suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to the Company, including sources of conflict minerals that are supplied from lower-tier suppliers. The Company may also rely from time to time on information collected and provided by independent third-party audit programs or other sources that it deems reliable. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. In addition, due to the Company’s location within the supply chain, its ability to verify the accuracy of information reported by suppliers is limited.

•	To the extent required, the Company intends to prepare and submit a Form SD to the SEC on an annual basis. This report will be made available and posted publicly on the Company’s website.

4. Survey Responses

In order for us to understand the sources of conflict minerals used in our supply chain, we require suppliers of our in-scope products to conduct due diligence of their supply chains down to the smelters and refiners and report the results to us on a CMRT. In this regard, we surveyed the suppliers that contributed to the production of MosaiQ in 2021. We added no new suppliers in 2021 as compared to 2020 and we received survey responses from 50% of the suppliers surveyed.

Based on survey responses received for 2021, and assuming information for non-responders remained unchanged from 2020, our suppliers have identified the smelters used by the suppliers in connection with their supply of components which may be used in MosaiQ, and such smelters are identified in Table 1 below. Our suppliers have provided us with information at the “company” level. Declarations at the “company” level do not limit the information provided on smelters to those specific to the products that the supplier provides to us. Accordingly, the list of smelters that we include is likely to contain more facilities than those that process or refine the conflict minerals contained in MosaiQ.

We are continuing to evaluate the information provided by our suppliers, and our efforts to diligence our supply chain and obtain origin information regarding the conflict minerals used in our products are ongoing.

Cautionary Statement Concerning Forward-Looking Statements

This Report contains estimates, predictions, opinions, projections and other statements that may be interpreted as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements can be identified by words such as “strategy”, “objective”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, “contemplate”, “might”, “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

No Incorporation by Reference

Any documents, third party materials, references to websites and information available through websites, including the Company’s website, are not incorporated into or considered to be part of this Report, unless expressly incorporated by reference herein.

Table 11

In connection with our RCOI inquiry and due diligence, as applicable, our suppliers identified to us the smelters and refiners listed below as potentially having processed the necessary conflict minerals contained in MosaiQ.

Subject Mineral	Name of Smelter	Country Location of Smelter
Gold	Asahi Refining USA Inc.	United States of America
Gold	Royal Canadian Mint	Canada
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery—Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan

[1]	QTNT to please confirm that there are no changes to this table.

Subject Mineral	Name of Smelter	Country Location of Smelter
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States of America
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Subject Mineral	Name of Smelter	Country Location of Smelter
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States of America
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	Precious Metals Sales Corp.	United States of America
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	SuZhou ShenChuang recycling Ltd.	Unknown
Gold	Tsai Brother industries	Unknown
Gold	SAAMP	France
Gold	L’Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	AU Traders and Refiners	South Africa
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Bangalore Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States of America
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Safimet S.p.A	Italy

Subject Mineral	Name of Smelter	Country Location of Smelter
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	China Tin Group Co., Ltd.	China
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT NATARI	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil

Subject Mineral	Name of Smelter	Country Location of Smelter
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Tin Technology & Refining	United States of America
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	JSC “NOK”	Russian Federation
Tungsten	Global Tungsten & Powders Corp.	United States of America
Gold	Elemetal Refining, LLC	United States of America
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Republic Metals Corporation	United States of America
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Morris and Watson Gold Coast	Australia
Gold	QG Refining, LLC	United States of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China

Subject Mineral	Name of Smelter	Country Location of Smelter
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Smelter not yet identified	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	KEMET Blue Powder	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	PRG Dooel	North Macedonia
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	CP Metals Inc.	United States of America
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	CV United Smelting	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	Smelter not yet identified	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia

Subject Mineral	Name of Smelter	Country Location of Smelter
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Gejiu Jinye Mineral Company	China
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	Pongpipat Company Limited	Myanmar
Tin	Ma’anshan Weitai Tin Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Smelter not yet identified	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Smelter not yet identified	Russian Federation
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Subject Mineral	Name of Smelter	Country Location of Smelter
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Niagara Refining LLC	United States of America
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	CP Metals Inc.	United States of America
Tungsten	GEM Co., Ltd.	China
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Gold	Bauer Walser AG	Germany
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tin	Metallo-Chimique N.V.	Belgium
Gold	So Accurate Group, Inc.	United States of America
Tantalum	Tranzact, Inc.	United States of America
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam
Gold	Bauer-Walser AG	Germany
Gold	ARY Aurum Plus (private, 100%)	United Arab Emirates
Gold	Henan Yuguang Gold and Lead Co., Ltd	China
Gold	K.A.Rasmussen as	Norway
Gold	Shandong Yanggu Xiangguang Co. Ltd.	China
Tantalum	Advanced Metallurgical Group N.V. (AMG)	United States of America
Tantalum	Ningxia Non-ferrous Metal Smeltery	China
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam
Tin	Empresa Metalúrgica Vinto (Government, 100%)	Bolivia (Plurinational State of)
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Hayes Metals	New Zealand
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	China
Tin	Zhongshan Jinye Smelting Co., Ltd	China

Subject Mineral	Name of Smelter	Country Location of Smelter
Tungsten	ATI Metalworking Products	United States of America
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Jiangxi Tungsten Co.,Ltd	China
Tungsten	Tungsten Diversified Industries LLC	United States of America
Gold	Bauer Walser AG	Germany
Gold	JALAN & Company	India
Gold	Gold Coast Refinery	Ghana
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	China Al	China
Tin	FUJII MANUFACTURING CO. ,LTD	Japan
Tin	Kiyomine Metal Industry Co.,LTD	Japan
Tin	China Al	China
Tin	Ge Jiu Trading Company	China
Tin	5NPLUS UK Ltd	United Kingdom
Tin	manas metallurgical	India
Gold	Kundan Care Products Ltd.	India
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	China
Gold	Kundan Care Products Ltd.	India
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tantalum	CP Metals Inc.	United States of America
Tungsten	Unecha Refractory metals plant	Russian Federation